Exhibit 99.1

Gladstone Commercial Amends, Extends and Upsizes Credit Facility

MCLEAN, VA, October 14, 2025 – Gladstone Commercial Corporation (Nasdaq: GOOD) (“Gladstone Commercial”) announced that it amended, extended and upsized its syndicated revolving credit and term loan facility from $475 million to $600 million, with an option to increase such amount by a maximum of $250 million for a total credit facility of $850 million. The aggregate term loan component was upsized by $50 million, while the revolving credit facility was upsized by $75 million. The increased availability under the facility will support the company’s growth, providing liquidity for future acquisitions and business operations.

The revolving credit facility maturity was extended to October 2029 and the maturity dates for the Term Loan A and Term Loan B components were extended until October 2029 and February 2030, respectively. The amended credit facility also provides the company with an option to extend the Term Loan C component until February 2029.

“We are pleased to announce the successful execution of this transaction with the support of our bank group, led by Key Bank as joint lead arranger and book manager, as well as Bank of America, The Huntington National Bank and Fifth Third Bank National Association as joint lead arrangers. The upsized facility provides us with significant liquidity and a favorable extended debt maturity profile going forward,” remarked Jay Beckhorn, Treasurer of Gladstone Commercial.

“We’re very pleased to welcome two new banks to the credit facility and the continued support of our bank group. This new facility will be instrumental in our continued growth,” said Gary Gerson, Chief Financial Officer of Gladstone Commercial.

About Gladstone Commercial Corporation (Nasdaq: GOOD)

Gladstone Commercial is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties across the United States. As of June 30, 2025, Gladstone Commercial’s real estate portfolio consisted of 143 properties located in 27 states, totaling approximately 17.0 million square feet. For additional information please visit www.gladstonecommercial.com.

For Financing Inquiries:

Gary Gerson	Jay Beckhorn
Chief Financial Officer	Executive Vice President & Managing Director, Finance
(703) 287-5889	(703) 287-5823
Gary.Gerson@gladstone.com	Jay.Beckhorn@gladstone.com

Investor or Media Inquiries:

Buzz Cooper	Catherine Gerkis
President	Director of Investor Relations/ESG
(703) 287-5815	(703) 287-5846
Buzz.Cooper@gladstone.com	Catherine.Gerkis@gladstone.com

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties as they relate to expectations, beliefs, projections, future plans and strategies, anticipated events, or trends concerning matters that are not historical facts and may ultimately prove to be incorrect or false. Forward-looking statements include information about possible or assumed future events, including, without limitation, those relating to the discussion and analysis of Gladstone Commercial’s business, financial condition, results of operations, and our strategic plans and objectives. Words such as “may,” “might,” “believe,” “will,” “anticipate,” “future,” “could,” “growth,” “plan,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those included within or contemplated by such statements, including, but not limited to, the description of risks and uncertainties in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025, and certain other filings made with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information:

Gladstone Commercial Corporation, (703) 287-5893

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstonecompanies.com.

SOURCE: Gladstone Commercial Corporation